Exhibit 99.1

Solar Capital Announces June 30, 2011 Financial Results, NII $0.59 Per Share; Declares Quarterly Dividend of $0.60 Per Share

NEW YORK--(BUSINESS WIRE)--August 2, 2011--Solar Capital Ltd. (NASDAQ: SLRC), today reported net investment income (NII) of $0.59 per share for the three months ended June 30, 2011, with a net asset value (NAV) per share of $23.22 and net income per share of $0.34. Solar Capital also announced that its Board of Directors has declared a third quarter dividend of $0.60 per share, payable on October 4, 2011 to stockholders of record on September 20, 2011. The Company expects the dividend to be paid from taxable earnings with specific tax characteristics reported to stockholders after the end of the calendar year.

Selected Highlights
($ in millions, except per share amounts)

	June 30, 2011	December 31, 2010
Investment Portfolio	$1,004.5	$976.2
Total Assets	$1,400.5	$1,291.8
Net Assets	$846.3	$827.0

NAV per share	$23.22	$22.73

Investment Portfolio Composition:
Senior Secured Loans	$303.4	$247.1
Subordinated Debt	$608.2	$649.8
Equity Investments	$92.9	$79.3

Weighted Average Portfolio Statistics:
Yield on Fair Value	14.0%	14.3%
Yield on Cost	13.4%	13.8%

Earnings Highlights

	Three months ended		Six months ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Investment income	$35.3	$28.3	$67.6	$63.6

Net investment income	$21.4	$15.2	$40.5	$36.3
Net realized and unrealized gain	(9.0)	1.3	20.9	42.2
Net income	$12.4	$16.5	$61.4	$78.5

“Once again, we had sequential improvement in our net investment income per share,” said Michael Gross, Chairman and CEO of Solar Capital Ltd. “We have additional low cost capital available to invest. Our low cost financing affords us the ability to take advantage of the attractive investment environment.”

Portfolio Investments

The total value of our investments was approximately $1.0 billion at June 30, 2011 and $976.2 million at December 31, 2010. During the quarter ended June 30, 2011, we originated approximately $142 million in par value of investments in five new and two existing portfolio companies. We also received approximately $131 million from principal repayments. At June 30, 2011, we had investments in the securities of 37 portfolio companies with approximately 30% senior secured, 61% subordinated debt and 9% equity. As of June 30, 2011, there were no assets on non-accrual.

The weighted average yield on income-producing debt investments in our portfolio was approximately 14% at the end of the second quarter, consistent with the first quarter of 2011.

Results of Operations

Investment income was $35.3 million for the three months ended June 30, 2011 compared to $32.3 million and $28.3 million for the three months ended March 31, 2011 and June 30, 2010, respectively. Consistent with prior quarters, the second quarter 2011 investment income benefited from prepayment fees and other income related to the repayment of assets. This form of income can vary meaningfully from quarter to quarter. Net investment income of $21.4 million, or $0.59 per share, for the three months ended June 30, 2011 represents a 12% increase over NII for the first quarter of 2011. Expenses for the second quarter of 2011 were slightly higher than during the first quarter of 2011 and the second quarter of 2010, primarily due to increased fees, based on a larger portfolio and higher NII. Interest expenses have been lower during 2011 due to the repayment of higher priced fixed rate debt in late 2010. Net realized and unrealized losses totaled $9.0 million for the three months ended June 30, 2011.

Investment income was $67.6 million for the six months ended June 30, 2011 compared to $63.6 million for the six months ended June 30, 2010. Net investment income of $40.5 million, or $1.11 per share, for the six months ended June 30, 2011 represents a 12% increase over NII for the first half of 2010. Expenses for the first half of 2011 were slightly higher than during the first half of 2010, primarily due to increased fees, based on a larger portfolio and higher NII. Interest expenses have been lower during 2011 due to the repayment of higher priced fixed rate debt in late 2010. Net realized and unrealized gains of $20.9 million for the six months ended June 30, 2011 were primarily due to steady portfolio credit improvement.

Conference Call and Webcast

The company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, August 3, 2011. All interested parties may participate in the conference call by dialing (800) 295-3991 approximately 5-10 minutes prior to the call, international callers should dial (617) 614-3924. Participants should reference Solar Capital Ltd. and the participant passcode of 77668837 when prompted. Following the call you may access a replay of the event via audio webcast. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, http://www.solarcapltd.com/. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the Solar Capital website.

Financial Statements and Tables

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (in thousands, except per share amounts)

	June 30,	December 31,
	2011	2010
	(unaudited)
Assets
Investments at value:
Companies more than 25% owned (cost: $35,004 and $20,511, respectively)	$38,104	$20,508
Companies 5% to 25% owned (cost: $38,086 and $34,806, respectively)	31,825	29,235
Companies less than 5% owned (cost: $993,943 and $1,008,244 respectively)	934,566	926,478
Total investments (cost: $1,067,033 and $1,063,561, respectively)	1,004,495	976,221

Cash and cash equivalents	374,450	288,732
Interest and dividends receivable	7,066	5,592
Deferred credit facility costs	4,768	5,904
Fee revenue receivable	4,061	3,935
Derivative assets (cost $2,938 and $0, respectively)	2,517	604
Receivable for investments sold	2,441	10,560
Deferred offering costs	367	-
Prepaid expenses and other receivables	337	243
Total Assets	1,400,502	1,291,791

Liabilities
Credit facilities payable	400,356	400,000
Term Loan	35,000	35,000
Payable for investments purchased	82,630	14,625
Dividend payable	21,869	—
Due to Solar Capital Partners LLC:
Investment advisory and management fee payable	5,096	4,892
Performance-based incentive fee payable	5,269	4,347
Interest payable	1,018	597
Deferred fee revenue	738	1,242
Due to Solar Capital Management LLC	450	773
Derivative liabilities	300	1,539
Income taxes payable	471	329
Other accrued expenses and payables	1,046	1,453
Total Liabilities	554,243	464,797

Net Assets
Common stock, par value $0.01 per share 36,447,607 and 36,383,158 shares issued
and outstanding, respectively, 200,000,000 authorized	364	364
Paid-in capital in excess of par	928,553	926,991
Distributions in excess of net investment income	(4,726)	(1,545)
Accumulated net realized losses	(14,984)	(10,541)
Net unrealized depreciation	(62,948)	(88,275)
Total Net Assets	$846,259	$826,994

Number of shares outstanding	36,447,607	36,383,158
Net Asset Value Per Share	$23.22	$22.73

SOLAR CAPITAL LTD. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	Three months	Three months	Six months	Six months
	ended June 30,	ended June 30,	ended June 30,	ended June 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INVESTMENT INCOME:
Interest and dividends:
Companies more than 25% owned	$753	$-	$1,448	$-
Companies 5% to 25% owned	-	-	-	7,619
Other interest and dividend income	34,530	28,284	66,129	55,975
Total interest and dividends	35,283	28,284	67,577	63,594
Total investment income	35,283	28,284	67,577	63,594

EXPENSES:
Investment advisory and management fees	5,096	4,431	10,083	8,797
Performance-based incentive fee	5,269	3,792	10,057	9,071
Interest and other credit facility expenses	1,895	3,646	3,932	6,597
Administrative service fee	279	258	717	711
Other general and administrative expenses	1,376	991	2,270	2,141
Total operating expenses	13,915	13,118	27,059	27,317
Net investment income	21,368	15,166	40,518	36,277

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS,
DERIVATIVES AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments:
Companies 5% to 25% owned	-	-	-	16,397
Companies less than 5% owned	2,304	(481)	5,106	(44,209)
Net realized gain(loss) on investments	2,304	(481)	5,106	(27,812)
Derivatives	(4,872)	8,196	(9,235)	9,748
Foreign currency exchange	(242)	(5)	(314)	3,531
Net realized gain (loss)	(2,810)	7,710	(4,443)	(14,533)

Net change in unrealized gain (loss):
Investments:
Companies more than 25% owned	1,478	-	3,103	-
Companies 5% to 25% owned	(430)	(1,403)	(690)	(18,080)
Companies less than 5% owned	(8,478)	(2,300)	22,389	78,888
Net change in unrealized gain (loss) on investments	(7,430)	(3,703)	24,802	60,808
Derivatives	473	(2,555)	214	(3,326)
Foreign currency exchange	783	(104)	311	(708)
Net change in unrealized gain (loss)	(6,174)	(6,362)	25,327	56,774

Net realized and unrealized gain (loss) on investments, derivatives and foreign currencies	(8,984)	1,348	20,884	42,241

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$12,384	$16,514	$61,402	$78,518

Earnings per share	$0.34	$0.50	$1.69	$2.39

Note: For periods prior to February 9, 2010, the share count used in all share-based computations has been decreased retroactively by a factor of approximately 0.4022, representing the rate at which shares of Solar Capital Ltd. common stock were exchanged for units of Solar Capital LLC prior to the initial public offering.

ABOUT SOLAR CAPITAL LTD.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans, mezzanine loans, and equity securities.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Capital Ltd.
Nick Radesca, 212-993-1660